Filed Pursuant to Rule 424(b)(4)

Registration No. 333-275416

PROSPECTUS

2,237,304 Shares of Common Stock

5,384,615 Warrants to Purchase Shares of Common Stock

3,147,311 Pre-Funded Warrants to Purchase Shares of Common Stock

Placement Agent Warrants to Purchase 215,385 Shares of Common Stock

8,747,311 Shares of Common Stock Underlying the Warrants,

Pre-Funded Warrants and Placement Agent Warrants

We are offering 2,237,304 shares of our common stock together with common stock purchase warrants to purchase 5,384,615 shares of common stock, or the common stock purchase warrants. Each share of our common stock, or a pre-funded warrant in lieu thereof (as discussed below), is being sold together with a common stock purchase warrant to purchase one share of our common stock. The shares of common stock and common stock purchase warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The public offering price for each share of common stock and accompanying common stock purchase warrant is $1.30. Each common stock purchase warrant will have an exercise price per share of $1.30 and will be immediately exercisable upon issuance. The common stock purchase warrants will expire on the five-year anniversary of the date of issuance.

We are also offering to each purchaser whose purchase of shares of our common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase 3,147,311 shares of common stock, or the pre-funded warrants, in lieu of shares of common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant and accompanying common stock purchase warrant will equal the price per share of common stock being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. For each pre-funded warrant that we sell, the number of shares of our common stock that we are offering will be decreased on a one-for-one basis. The pre-funded warrants will not be listed on The Nasdaq Capital Market and are not expected to trade in any market, however the shares of our common stock to be issued upon exercise of the pre-funded warrants will trade on The Nasdaq Capital Market.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PXMD.” The last reported sale price of our common stock on The Nasdaq Capital Market on November 17, 2023, was $1.75 per share. There is no established public trading market for the common stock purchase warrants and pre-funded warrants and we do not expect a market for the common stock purchase warrants or the pre-funded warrants to develop. We do not intend to list the common stock purchase warrants or pre-funded warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system. Without an active trading market, the liquidity of the pre-funded warrants and the common stock purchase warrants will be limited.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page 30  of this prospectus for more information regarding these arrangements.

We are an “emerging growth company” and a “smaller reporting company” as defined under federal securities law and, as such, we have elected to comply with certain reduced public company reporting requirements. See the section titled “Prospectus Summary – Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risks. See “Risk Factors” beginning on page 8. Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and	Per Pre-Funded
	common stock	Warrant and
	purchase	common stock
	warrant	purchase warrant	Total
Public offering price	$1.3000	$1.2999	$6,999,999.50
Placement agent fees(1)	$0.0845	$0.0845	$454,999.97
Proceeds to us, before expenses(2)	$1.2155	$1.2154	$6,544,999.53

(1) We have agreed to pay the placement agent a cash fee up to 6.5% of the gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for non-accountable fees and expenses in an amount up to $50,000, its legal fees and expenses and other out-of-pocket expenses in the amount of up to $100,000, and for its clearing expenses in the amount of $15,950. In addition, we have agreed to issue the placement agent or its designees warrants to purchase a number of shares of common stock equal to up to 4.0% of the shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the pre-funded warrants sold in this offering), at an exercise price of $1.625 per share, which represents 125% of the public offering price per share and accompanying warrant. For a description of the compensation to be received by the placement agent, see “Plan of Distribution” for more information.

(2) Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

The delivery to purchasers of the shares of common stock, pre-funded warrants, and warrants to purchase common stock in this offering is expected to be made on or about November 22, 2023, subject to satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus is November 20, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to the offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to the offering. If there is any inconsistency between the information in, or incorporated by reference in, this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, and information incorporated by reference therein, together with the additional information described in the “Where You Can Find More Information” section of this prospectus.

Neither we nor the placement agent have authorized anyone to provide you with information other than that contained in this prospectus or any free writing prospectus prepared by or on our behalf or to which we have referred you. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the placement agent are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front cover page of this prospectus, or other earlier date stated in this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and future prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

We and the placement agent are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

ii

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus and the documents incorporated by reference, especially the “Risk Factors,” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, including the accompanying notes to those statements, incorporated herein by reference to our most recent Annual Report on Form 10-K and our other filings with the SEC before making an investment decision. If any of the risks materialize or other events or conditions arise that we cannot predict, our business, financial condition, operating results and prospects could be materially and adversely affected. As a result, the price of our common stock could decline, and you could lose part or all of your investment. Some of the statements in this prospectus and the documents incorporated by reference constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in “Risk Factors” and other sections of this prospectus and the documents incorporated by reference.

Overview

We are a clinical stage biopharmaceutical company focusing on the development of anti-purinergic drug therapies (“APT”) for the treatment of disorders with intractable neurologic symptoms, ranging from neurodevelopmental disorders, including autism spectrum disorder (“ASD”), to Myalgic Encephalomyelitis/Chronic Fatigue Syndrome (“ME/CFS”), a debilitating physical and cognitive disorder believed to be viral in origin and now with rising incidence globally due to the long term effects of SARS-CoV-2 (“COVID-19”). APTs have been shown to block the effects of excess production and extracellular receptor activity of adenosine triphosphate (“ATP”), which acts as both the main energy molecule in all living cells and a peripheral and central nervous system neurotransmitter via receptors that are found throughout the nervous system. Excess purinergic signaling can offset homeostasis and trigger immune responses that result in localized and systemic increases in inflammatory chemokines and cytokines, ultimately stimulating ATP production. APTs may also impact immunologic and inflammatory mechanisms that may be causing or exacerbating symptoms in these seemingly unrelated disorders, which may be caused in part by similar mechanisms of ATP overproduction.

One of our primary points of focus is currently the development and testing of our lead program, PAX-101, an intravenous formulation of suramin, in the treatment of ASD and the advancement of the clinical understanding of using that agent against other disorders such as ME/CFS and Long COVID-19 Syndrome (“LCS”), a clinical diagnosis in individuals who have been previously infected with COVID-19.

In February 2021, we announced positive topline data from our Phase 2 dose-ranging clinical trial evaluating PAX-101 (commonly known as intravenous suramin) for the treatment of the core symptoms of ASD, as described in more detail below. We also intend to submit data to support a New Drug Application (an “NDA”) for PAX-101 under the Tropical Disease Priority Voucher Program of the U.S. Food and Drug Administration (the “FDA”) for the treatment of Human African Trypanosomiasis, a fatal parasitic infection commonly known as African sleeping sickness (“HAT”), leveraging suramin’s historical use in treating HAT outside of the United States. We have exclusively licensed clinical data from certain academic and international government institutions to potentially accelerate PAX-101’s development plans in the United States through this regulatory program and seek approval in the United States for the treatment of East African HAT, which is caused by the parasite Trypanosome brucei rhodesiense, as early as 2024. We are also pursuing the development of next generation APT product development candidates for neurodevelopmental indications. These candidates include PAX-102, our proprietary intranasal formulation of suramin, as well as other new chemical entities that are more targeted and selective antagonists of particular purine receptor subtypes. We believe our lead drug candidate (suramin), if approved by the FDA, may be a significant advancement in the treatment of ASD and a potentially useful treatment for ME/CFS and LCS.

Corporate Information

We were formed as a Delaware limited liability company under the name Purinix Pharmaceuticals LLC (“Purinix”) on April 5, 2018. On April 15, 2020, we converted into a Delaware corporation and changed our name to PaxMedica, Inc. Our offices are located at 303 South Broadway, Suite 125, Tarrytown, NY 10591, and our telephone number is (914) 987-2876. Our website is www.paxmedica.com. Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only.

“PaxMedica” and our other common law trademarks, service marks or trade names appearing herein are the property of PaxMedica, Inc. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Going Concern

We have incurred recurring losses since inception and have an accumulated deficit of approximately $46.1 million as of September 30, 2023, which recurring losses have raised substantial doubt regarding our ability to continue as a going concern. We anticipate operating losses to continue for the foreseeable future due to, among other things, costs related to research funding, development of our product candidates and preclinical and clinical programs, regulatory clearances, strategic alliances, the development of our administrative organization, as well as costs to comply with the requirements of being a public company operating in a highly regulated industry. As of September 30, 2023, we had $1.2 million of cash and cash equivalents. For the three months ended September 30, 2023, our rate of cash expenditures was approximately $1.67 million per month.

Our ability to continue as a going concern is dependent on our ability to raise additional capital and should we be unable to raise sufficient additional capital, we may be required to undertake cost-cutting measures including delaying or discontinuing certain clinical activities. The net proceeds from this offering are not expected to remove the substantial doubt regarding our ability to continue as a going concern and as such, there will remain substantial doubt about our ability to continue as a going concern after this offering. We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs for the next five months under our current business plan.

Nasdaq

On August 2, 2023, we received a notification letter (the “Minimum Bid Letter”) from the staff (the “Staff”) of the Listing Qualification Department of The Nasdaq Stock market LLC (“Nasdaq”) stating that we were not in compliance with Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), requiring us to have a minimum bid price of $1.00 per share of common stock for 30 consecutive days. Nasdaq granted us a period of 180 calendar days, or until January 29, 2024, to regain compliance with the Minimum Bid Price Requirement, during which our shares of common stock remained eligible to be listed and traded on The Nasdaq Capital Market.As discussed in more detail below, on October 30, 2023, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-17 reverse stock split of our outstanding common stock. On November 14, 2023, we received a written notification from Nasdaq stating that we had demonstrated compliance with the Minimum Bid Price Requirement and that, accordingly, Nasdaq considers the Minimum Bid Price Requirement deficiency matter to be closed.

We were notified by the Staff on December 6, 2022 that we were not in compliance with Listing Rule 5550(b)(2) (the “Minimum Market Value Requirement”), requiring us to maintain a market value of listed securities of a minimum of $35 million for a period of 30 consecutive business days, and Nasdaq granted us a period of 180 calendar days, or until June 5, 2023, to regain compliance with the Minimum Market Value Requirement. On June 12, 2023, we received a determination letter (the “Minimum Market Value Letter”) from the Staff of the Listing Qualifications Department of Nasdaq stating that we had not regained compliance the Minimum Market Value Requirement during the 180-day grace period. Pursuant to the Minimum Market Value Letter, unless we requested a hearing to appeal the Staff’s determination by 4:00 p.m., Eastern Time, on June 20, 2023, trading of our common stock would be suspended at the opening of business on June 22, 2023, and a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”), which would remove our common stock from listing and registration on Nasdaq. On June 20, 2023, we requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s delisting determination, which was scheduled for August 10, 2023. Our hearing request stayed the suspension of trading of our common stock through the hearing process and until the Panel issued a written decision.

On August 16, 2023, we received a decision from the Panel granting our request for an exception to maintain our listing on The Nasdaq Capital Market notwithstanding our failure to regain compliance with the Minimum Market Value Requirement. Our request was granted, subject to us demonstrating compliance, on or prior to December 11, 2023, with the alternative criteria set forth in Nasdaq Listing Rule 5550(b)(1), which requires us to maintain stockholders' equity of at least $2.5 million.

The Panel reserves the right to reconsider the terms of the exception granted based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of our common stock inadvisable or unwarranted. Failure to comply with the terms of the extension will result in delisting of our common stock from The Nasdaq Capital Market.

There can be no assurance that we will be successful in meeting the criteria set forth in the decision or that our common stock will otherwise remain eligible for continued listing on The Nasdaq Capital Market. Such a delisting could adversely affect the liquidity of our common stock since alternative markets are generally considered to be less efficient markets. Holders of our common stock likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons

Potential Priority Review Voucher Monetization

We may be eligible to receive a tropical disease Priority Review Voucher (“PRV”) for PAX-101, as HAT is defined as a disease qualifying for a tropical disease PRV under Section 524 of the Federal Food, Drug and Cosmetic Act. We are exploring potential monetization opportunities in connection with receipt of a potential PRV. On October 17, 2023, we entered into an Asset Divestiture Engagement Agreement (the “BP Engagement Agreement”) with Bourne Capital Partners, LLC (“BP”) to engage BP as our exclusive advisor to assist us in exploring a potential sale of the rights to a PRV. However, there can be no assurance that we will receive approval from the FDA for PAX-101, and even if PAX-101 is approved by the FDA, there is a risk that we will not receive a tropical disease PRV. Further, the PRV program has been subject to criticism, including by the FDA, and it is possible that even if we obtain approval for PAX-101 and qualify for a PRV, the program may no longer be in effect at the time of approval. In addition, although PRVs may be sold or transferred to third parties, there is no guarantee that we will be able to realize any value if we were to sell a PRV.

Type-B Meeting for HAT-301

On October 26, 2023, we completed a type-B meeting with the FDA, where we discussed the results of our recent data from our PAX-HAT-301 study of suramin in HAT. We received constructive feedback which will aid in the completion of the remaining work necessary to file a New Drug Application expected in the second half of 2024. Most of the work to achieve this important milestone will focus on completing the production of commercial lots of PAX-101 under CMC regulatory guidelines, underway now and scheduled to conclude in the first half of 2024.

Acquisition of Suramin Research Assets

On October 24, 2023, we acquired certain suramin research assets from Rediscovery Life Sciences (“RLS”) for the purchase price of $100,000. These assets were previously dedicated to the study of suramin's potential efficacy in treating acute kidney injury resulting from chronic kidney disease.

The newly acquired data from RLS is expected to bolster our ongoing efforts to support the submission for the approval of PAX-101, specifically for the treatment of African Sleeping Sickness caused by the Trypanosoma brucei rhodesiense parasite. The integration of the data from RLS will serve as a complementary component in the planned submission for the NDA.

Publication of Autism Spectrum Disorder Phase 2 Study Results

On November 6, 2023, our research findings were published in the Annals of General Psychiatry, a peer-reviewed journal. As previously reported in our Form 10-K, the research, led by our Chief Medical Officer Dr. David Hough, along with a team of co-authors specializing in Autism Spectrum Disorder (ASD), explored the potential of low-dose suramin intravenous infusions as an ASD treatment.

Reverse Stock Split

On October 30, 2023, we filed a Certificate of Amendment to our Certificate of Incorporation (the “Reverse Split Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-17 reverse stock split of our outstanding common stock (the “Reverse Stock Split”). The Reverse Split Amendment became effective at 8:03 a.m. Eastern Time on October 30, 2023 (the “Reverse Split Effective Time”). The Reverse Split Amendment was authorized by our stockholders at our special meeting of stockholders on September 26, 2023.

The Reverse Split Amendment provides that, at the Reverse Split Effective Time, every 17 shares of our issued and outstanding common stock were automatically combined into one issued and outstanding share of common stock, without any change in par value per share. The Reverse Stock Split affected all of our shares of common stock outstanding immediately prior to the Effective Time. As a result of the Reserve Stock Split, proportionate adjustments have been made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options and warrants issued us and outstanding immediately prior to the Reverse Split Effective Time, which resulted in a proportionate decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options and warrants, and, in the case of stock options and warrants, a proportionate increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under our 2020 Plan (as defined below) immediately prior to the Reverse Split Effective Time has been reduced proportionately.

No fractional shares were issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise have been entitled to receive a fractional share received a number of shares rounded up to the next whole share in lieu thereof. The Reverse Stock Split affected all stockholders proportionately and did not affect any stockholder’s percentage ownership of our common stock (other than the nominal effect of the treatment of fractional shares).

Our common stock began trading on The Nasdaq Capital Market on a split-adjusted basis when the market opened on October 31, 2023.

All share and per share information referenced throughout this prospectus has been retroactively adjusted to reflect the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split have been rounded up to the nearest whole share.

Implications of being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include those that allow us to:

•	provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	make reduced disclosure about our executive compensation arrangements;

•	hold no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exempt us from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering (i.e., December 31, 2027); (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company, and we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. For certain risks related to our status as an emerging growth company, see “Risk Factors — Risks Related to Our Common Stock and this Offering — We are an ‘emerging growth company’ and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors” in our most recent Annual Report on Form 10-K.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies (i) until the fiscal year following the determination that the market value of our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or (ii) if our annual revenues are less than $100 million during the most recently completed fiscal year, until the fiscal year following the determination that the market value of our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Common Stock and common stock purchase warrants offered by us	2,237,304 shares of our common stock and common stock purchase warrants to purchase 5,384,615 shares of common stock. The shares of common stock and common stock purchase warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. Each common stock purchase warrant has an exercise price of $1.30 per share of common stock and will be immediately exercisable upon issuance. The common stock purchase warrants will expire five years from the date of issuance. See “Description of Securities We Are Offering.” We are also registering 5,384,615 shares of common stock issuable upon exercise of the common stock purchase warrants pursuant to this prospectus.

Pre-funded warrants offered by us	We are also offering to those purchasers whose purchase of the common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, pre-funded warrants to purchase 3,147,311 shares of common stock in lieu of the common stock that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding common stock.

The purchase price of each pre-funded warrant and accompanying common stock purchase warrant will equal the price per share of common stock and accompanying common stock purchase warrant being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Each pre-funded warrant will be immediately exercisable and may be exercised at any time, subject to ownership limitations. The pre- funded warrants do not expire. To better understand the terms of the pre-funded warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus. You should also read the form of pre-funded warrant, which is filed as an exhibit to the registration statement that includes this prospectus. We are also registering 3,147,311 shares of common stock issuable upon exercise of the pre-funded warrants pursuant to this prospectus.

Common Stock to be outstanding prior to this offering(1)	1,073,815 shares of common stock

Common Stock to be outstanding after this offering(1)	6,458,430 shares of common stock, assuming full exercise of the pre-funded warrants and no exercise of the common stock purchase warrants being offered in this offering. To the extent pre- funded warrants are sold, the number of shares of common stock sold in this offering will be reduced on a one-for-one basis.

Use of Proceeds	We estimate that the net proceeds of this offering, after deducting placement agent fees and estimated offering expenses, will be approximately $6.3 million, assuming we sell all of the shares of common stock and pre-funded warrants hereby and assuming no exercise of the common stock purchase warrants. We intend to use the net proceeds of this offering as follows (1) approximately $0.2 million of the gross proceeds from the offering to be repaid pursuant to the repayment terms under the Lind Note in full satisfaction of the amount owed thereunder and (2) the remaining proceeds to advance our development programs and for general corporate purposes, which may include the acquisition of companies or businesses, working capital, clinical trial expenditures and capital expenditures. We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs for the next five months under our current business plan. See the section of this prospectus titled “Use of Proceeds” for additional information.

Nasdaq Capital Market Symbol	PXMD

We do not intend to apply to list the common stock purchase warrants or pre-funded warrants on any national securities exchange or other trading system. Without an active trading market, the liquidity of the common stock purchase warrants and pre-funded warrants will be limited.

Lock-up Agreements	The company and our directors and officers have agreed with the placement agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 90 days, for our directors and officers, and 60 days, for the company, after the date of this prospectus. See “Plan of Distribution” for more information.

Placement Agent Warrants	We have agreed to issue the placement agent or its designees warrants, or placement agent warrants, to purchase a number of shares of common stock equal to up to 4.0% of the shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the pre-funded warrants sold in this offering), at an exercise price of $1.625 per share, which represents 125% of the public offering price per share and accompanying warrant. The placement agent warrants will be exercisable upon issuance and will expire five years from the commencement of sales under this offering. See “Plan of Distribution” for additional information.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 and the other information included and incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to invest in our securities.

(1)	The number of shares of our common stock outstanding after this offering is based on 1,073,815 shares of our common stock outstanding as of September 30, 2023, assumes full exercise of the pre-funded warrants and no exercise of the common stock purchase warrants offered hereby and excludes:

•	8,359 shares of our common stock issuable upon the exercise of the 2020 warrants to purchase shares of common stock at an exercise price equal to $51.00 per share;

•	51,056 shares of common stock issuable upon the conversion of our outstanding Series X Preferred Stock;

•	93,739 shares of our common stock reserved for issuance upon settlement of restricted stock units granted as of September 30, 2023 pursuant to the PaxMedica Inc. Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”), of which 8,162 have been issued since September 30, 2023;

•	101,863 shares of our common stock available for issuance under the 2020 Plan;

•	6,364 shares of our common stock issuable upon the exercise of warrants to purchase shares of common stock at an exercise price of $116.96 per share issued to the underwriters in connection with our initial public offering (the “Underwriter Warrants”);

•	11,841 shares of our common stock issuable upon exercise of the 2022 Warrants at an exercise price equal to $71.40 per share;

•	8,360 shares of our common stock issuable upon the exercise of the Representative’s Warrants (as defined below) issued in January and March 2023 to purchase shares of common stock at an exercise price equal to $51.00 per share and $59.50 per share, respectively;

•	up to $14,434,085 of shares of our common stock issuable to Lincoln Park Capital Fund, LLC (“Lincoln Park”) from time to time under the Lincoln Park Purchase Agreement (as defined below), of which 770,718 shares of our common stock have been registered for resale on a Registration Statement on Form S-1 (File No. 333-268882), initially filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2022 and declared effective on December 27, 2022 (the “Lincoln Park Registration Statement”);

•	1,306,860 shares of common stock issued and up to 136,629 shares of common stock issuable upon the conversion or repayment of a secured, 18-month, interest free convertible promissory note in the principal amount of $3,680,000 (the “Lind Note”) issued to Lind Global Fund II LP (“Lind”) as of November 15, 2023, assuming a conversion price of $1.30, the public offering price for each share of common stock and accompanying common stock purchase warrant (see “Risk Factors – Risks Related to Our Common Stock - This offering will result in the adjustment of the exercise price of the Lind Warrants and the conversion price of the Lind Note”); and

•	47,059 shares of common stock issuable to Lind upon exercise of common stock purchase warrants (the “Lind Warrants”) at an exercise price of $55.25 (see “Risk Factors – Risks Related to Our Common Stock - This offering will result in the adjustment of the exercise price of the Lind Warrants and the conversion price of the Lind Note”).

All share and per share information referenced throughout this prospectus has been retroactively adjusted to reflect the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split have been rounded up to the nearest whole share.

RISK FACTORS

An investment in our common stock is speculative, illiquid and involves a high degree of risk including the risk of a loss of your entire investment. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequently filed Quarterly Reports on Form 10-Q, each of which are incorporated by reference in this prospectus, as well as in other information included or incorporated by reference in this prospectus and any prospectus supplement. We have also identified certain risks related to this offering, which are listed below. You should carefully consider the risks and uncertainties and the other information contained in this prospectus. The risks identified are not the only ones facing us. Additional unanticipated or unknown risks and uncertainties may exist that could also adversely affect our business, operations and financial condition in ways that are unknown to us or unpredictable. If any of the risks actually materialize, our business, financial condition and/or operations could suffer. In such event, the trading price of our common stock could decline, and you could lose all or a substantial portion of your investment. See the section of this prospectus titled “Where You Can Find More Information.

Risks Related to Our Financial Position and Need for Capital

We have never generated revenue from operations, are unlikely to generate revenues for several years, and our recurring losses from operations have raised substantial doubt regarding our ability to continue as a going concern. We may never become profitable or, if we achieve profitability, be able to sustain profitability.

We have never generated revenue from operations, are unlikely to generate revenues for several years, and are currently operating at a loss and expect our operating costs will increase significantly as we incur further costs related to preclinical development and the clinical trials for our drug candidates. We expect to incur substantial expenses without corresponding revenues unless and until we are able to obtain regulatory approval and successfully commercialize any of our drug candidates. We may never be able to obtain regulatory approval for the marketing of our drug candidates in any indication in the United States or internationally. Even if we are able to commercialize our drug candidates, there can be no assurance that we will generate significant revenues or ever achieve profitability. We have incurred recurring losses since inception and have an accumulated deficit of approximately $46.1 million as of September 30, 2023, which recurring losses have raised substantial doubt regarding our ability to continue as a going concern.

We anticipate operating losses to continue for the foreseeable future due to, among other things, costs related to research funding, development of our product candidates and preclinical and clinical programs, regulatory clearances, strategic alliances, the development of our administrative organization, as well as costs to comply with the requirements of being a public company operating in a highly regulated industry. As of September 30, 2023, we had $1.2 million of cash and cash equivalents. For the three months ended September 30, 2023, our rate of cash expenditures was approximately $1.67 million per month. Our forecast of the period of time through which our current financial resources will be adequate to support our operations and the costs to support our general and administrative, sales and marketing, research and development activities and costs to comply with the requirements of being a public company operating set forth below are forward-looking statements and involve risks and uncertainties. The financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

We are uncertain when or if we will be able to achieve or sustain profitability. If we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Failure to become and remain profitable would impair our ability to sustain operations and adversely affect the price of our common stock and our ability to raise capital.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Assuming that we receive net proceeds of approximately $6.3 million from this offering, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs for the next five months under our current business plan.

Risks Related to Our Common Stock

We have received deficiency letters from Nasdaq relating to non-compliance with Nasdaq’s continued listing requirements. Our common stock could become subject to delisting from Nasdaq if we fail to regain compliance.

On August 2, 2023, we received the Minimum Bid Letter from the Staff of the Listing Qualification Department of Nasdaq stating that we were not in compliance with the Minimum Bid Price Requirement, requiring us to have a minimum bid price of $1.00 per share of common stock for 30 consecutive days. Nasdaq granted us a period of 180 calendar days, or until January 29, 2024, to regain compliance with the Minimum Bid Price Requirement, during which our shares of common stock remained eligible to be listed and traded on The Nasdaq Capital Market. On October 30, 2023, we filed the Reverse Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split at the Reverse Split Effective Time. On November 14, 2023, we received a written notification from Nasdaq stating that we had demonstrated compliance with the Minimum Bid Price Requirement and that, accordingly, Nasdaq considers the Minimum Bid Price Requirement deficiency matter to be closed.

We were notified by the Staff on December 6, 2022 that we were not in compliance with the Minimum Market Value Requirement requiring us to maintain a market value of listed securities of a minimum of $35.0 million for a period of 30 consecutive business days, and Nasdaq granted us a period of 180 calendar days, or until June 5, 2023, to regain compliance with the Minimum Market Value Requirement. On June 12, 2023, we received the Minimum Market Value Letter from the Nasdaq Staff stating that we have not regained compliance with the Minimum Market Value Requirement during the 180-day grace period. Pursuant to the Minimum Market Value Letter, unless we requested a hearing to appeal the Staff’s determination by 4:00 p.m., Eastern Time, on June 20, 2023, trading of our common stock would be suspended at the opening of business on June 22, 2023, and a Form 25-NSE would be filed with the SEC, which would remove our common stock from listing and registration on Nasdaq. On June 20, 2023, we requested a hearing before the Panel to appeal the Staff’s delisting determination, which was scheduled for August 10, 2023. Our hearing request stayed the suspension of trading of our common stock through the hearing process and until the Panel issued a written decision.

On August 16, 2023, we received a decision from the Panel granting our request for an exception to maintain our listing on The Nasdaq Capital Market notwithstanding our failure to regain compliance with the Minimum Market Value Requirement. Our request was granted, subject to us demonstrating compliance, on or prior to December 11, 2023, with the alternative criteria set forth in Nasdaq Listing Rule 5550(b)(1), which requires us to maintain stockholders' equity of at least $2.5 million.

The Panel reserves the right to reconsider the terms of the exception granted based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of our common stock inadvisable or unwarranted. Failure to comply with the terms of the extension will result in delisting of our common stock from The Nasdaq Capital Market.

There can be no assurance that we will be successful in meeting the criteria set forth in the decision or that our common stock will otherwise remain eligible for continued listing on The Nasdaq Capital Market If we fail to satisfy the continued listing requirements of Nasdaq, Nasdaq may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If we do not raise at least $6.7 million in this offering, it will be difficult for us to come into compliance with the Minimum Market Value Requirement by the deadline of December 11, 2023.

Assuming our stockholder’s equity as of November 14, 2023, if the net proceeds we receive in this offering is less than $6.0 million, the net proceeds would not bring us into compliance with the Minimum Market Value Requirement discussed above. There are limited ways we improve our financial condition by December 11, 2023 in order to demonstrate compliance with the Minimum Market Value Requirement. We may attempt to raise further capital, on less favorable terms, which may result in further dilution to you and our current shareholders. We may be unsuccessful in raising further capital, or otherwise satisfying the Minimum Market Value Requirment and Nasdaq may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

Lind has conversion rights under the Lind Note, the exercise of which could result in the issuance of a substantial amount of our common stock at a significant discount to our common stock’s trading price.

On February 2, 2023, we entered into a Securities Purchase Agreement (the “Lind Purchase Agreement”) with Lind, pursuant to which we issued to Lind the Lind Note and the Lind Warrant. On September 5, 2023, we and Lind entered into a letter agreement (the “Lind Letter Agreement”) pursuant to which Lind agreed to waive any default, any Event of Default, and any Mandatory Default Amount (each as defined in the Lind Note) associated with our market capitalization being below $10.0 million for ten consecutive days through December 31, 2023. Notwithstanding the waiver, Lind retained its right to exercise conversion rights with respect to all or a portion of the outstanding principal amount of the Lind Note being converted into shares of common stock at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs during the previous 20 trading days, which could and has resulted in the issuance of a substantial amount of our common stock at a significant discount to the trading price of our common stock, including 1,306,860 shares issued pursuant to conversion notices under this provision since September 5, 2023. The current conversion price of the Lind Note is $59.50. In addition, if we are unable to increase our market capitalization and are unable to obtain a further waiver or amendment to the Lind Note, then we could experience an event of default under the Lind Note, which could have a material adverse effect on our liquidity, financial condition, and results of operations. We cannot make any assurances regarding the likelihood, certainty, or exact timing of our ability to increase our market capitalization, as such metric is not within our immediate control and depends on a variety of factors outside our control.

This offering will result in the adjustment of the exercise price of the Lind Warrants and the conversion price of the Lind Note.

Each of the Lind Warrants and Lind Note contain price adjustments if we sell shares of our common stock at a price below the then-current exercise price or conversion price, respectively. The current exercise price of the Lind Warrants is $55.25 and the current conversion price of the Lind Note is $59.50. The purchase price of the securities sold in this offering will result in adjustments in the exercise price and conversion price of the Lind Warrants and Lind Note, respectively, equal to the price per share sold in this offering. Purchasers of securities in this offering and our existing stockholders will experience immediate dilution as a result of such adjustments.

Risks Related to Our Clinical Development

Clinical and preclinical drug development is a lengthy and expensive process with uncertain outcomes that may lead to delayed timelines and increased cost, which may prevent us from being able to complete clinical trials.

Clinical testing is expensive, can take many years to complete, and its outcome is inherently uncertain. The results of preclinical and clinical studies of our product candidates may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy despite having progressed through preclinical studies and initial clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier studies, and we cannot be certain that we will not face similar setbacks.

In addition, there may be third party individuals or groups that publish data from experiments using suramin that may reflect, either positively or negatively, on our clinical development program despite that we have no affiliation with or control over such individuals or groups. For example, we are aware of other suramin-related research that has been conducted in the autism indication at the University of California, San Diego as well as in other unrelated indications within and outside of the United States. Our clinical development programs could be negatively impacted by adverse events reported in such third party studies.

With respect to ME/CFS and LCS, no company, to our knowledge, has yet been successful in its efforts to obtain regulatory approval in the United States or Europe of treatment for these conditions. The mechanism of disease for these conditions has not been scientifically confirmed, and as a result, the mechanism of action for PAX-101 in potentially treating these diseases is unknown. In addition, LCS is potentially a self-resolving disease in some people, as well as a disease that increases and decreases in severity. As such, there may not be sufficient biomarkers or validated behavioral scoring metrics that could be used to support potential approval for PAX-101 in these diseases, and clinical trials will be difficult to design, conduct and assess.

This will make our development and potential approval of PAX-101 for these indications very difficult, and we may not be successful.

We cannot be certain that clinical trials for PAX-101 or any of our other product candidates will be completed, or completed on schedule, or that any other future clinical trials for PAX-101 or any of our other product candidates, will begin on time, not need to be redesigned, enroll an adequate number of patients on time or be completed on schedule, if at all, or that any interim analyses with respect to such trials will be completed on schedule or support continued clinical development of the associated product candidate. In particular, the basis for our submission of an NDA for approval of PAX-101 in HAT is historical data that is limited and not complete, and FDA may not agree that our study design is adequate or the data sufficient for approval. Because of the difficulties inherent in designing clinical trials for a universally fatal disease, we may not be able to provide FDA with additional data (regarding safety and effectiveness) or analyses adequate for approval if requested by the FDA, which could prevent us from ever getting approval for PAX-101 in HAT.

We could also encounter delays if a clinical trial is suspended or terminated by us upon recommendation of the data monitoring committee for such trial, by the institutional review board (“IRB”) of the institutions in which such trials are being conducted, or by the FDA or other regulatory authorities. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, site misconduct or deviations from Good Clinical Practice, major findings from an inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions, or lack of adequate funding to continue the clinical trial.

If we experience delays in the completion of, or termination of, any clinical trial of our product candidates, the commercial prospects of our product candidates may be harmed, and our ability to generate revenue from the sale of any of these product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval processes, and jeopardize our ability to commence product sales and generate revenue. Any of these occurrences may significantly harm our business, financial condition and prospects.

Risks related to this offering

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the offering, including for any of the purposes described in “Use of Proceeds.” You will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used effectively. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may differ substantially from what we currently intend. The failure by our management to apply these funds effectively could adversely affect us. Pending their use, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or commercial bank accounts. While we intend to invest the net proceeds conservatively, there is no assurance that these investments will not decline in value or will yield reasonable returns.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares of common stock.

You will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $1.30 per share and accompanying common stock purchase warrant, purchasers of securities in this offering will experience immediate dilution of $0.37  per share in net tangible book value of the common stock. See the section of this prospectus titled “Dilution” for a more detailed description of these factors.

There is no public market for any common stock purchase warrants or pre-funded warrants sold in this offering.

There is no established public trading market for the common stock purchase warrants or pre-funded warrants being sold in this offering. We will not list the common stock purchase warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Therefore, we do not expect a market to ever develop for the common stock purchase warrants or pre-funded warrants. Without an active market, the liquidity of the common stock purchase warrants and pre-funded warrants will be limited.

The common stock purchase warrants and pre-funded warrants are speculative in nature.

The common stock purchase warrants and pre-funded warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but merely represent the right to acquire shares of common stock at a fixed price. Commencing on the date of issuance, holders of common stock purchase warrants and pre-funded warrants may exercise their right to acquire the underlying common stock and pay the stated warrant exercise price per share.

Until holders of common stock purchase warrants or pre-funded warrants acquire shares of our common stock upon exercise thereof, holders of such common stock purchase warrants or pre-funded warrants will have no rights with respect to shares of our common stock. Upon exercise of the common stock purchase warrants or pre-funded warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for 180 days from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for 60 days from closing; and (iv) indemnification for breach of contract.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

•	the expectation that we will incur significant operating losses for the foreseeable future and will need significant additional capital, including through future sales and issuances of equity securities which could also result in substantial dilution to our stockholders;
•	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;
•	our dependence on our product candidates, which are still in preclinical or early stages of clinical development;
•	our, or our third-party manufacturers’, ability to manufacture cGMP batches of our product candidates as required for pre-clinical and clinical trials and, subsequently, our ability to manufacture commercial quantities of our product candidates;
•	our ability to successfully obtain a priority review voucher, or PRV, for PAX-101 and the commercial value to be realized from any such PRV, if any;
•	our ability to attract and retain key executives and medical and scientific personnel;
•	our ability to add new facilities or to expand our existing facilities as we add employees, and our belief that suitable additional or substitute space will be available as needed to accommodate any such expansion of our operations;
•	our ability to complete required clinical trials for our product candidates and obtain approval from the FDA or other regulatory agencies in different jurisdictions;
•	our lack of a sales and marketing organization and our ability to commercialize our product candidates if we obtain regulatory approval;
•	our dependence on, and utilization of, third parties to manufacture our product candidates;
•	our reliance on third-party CROs to conduct our clinical trials;
•	our ability to obtain, maintain or protect the validity of our intellectual property, including our granted or potential future patents;
•	our ability to internally develop new inventions and intellectual property;
•	our interpretations of current laws and the passages of future laws;
•	our business model and strategic plans for our products, technologies and business, including our implementation thereof;
•	the accuracy of our estimates regarding expenses and capital requirements;
•	our ability to adequately support organizational and business growth; and
•	our ability to meet the Nasdaq listing standards.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and under similar headings in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q incorporated by reference herein and elsewhere in this prospectus or incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward- looking events and circumstances discussed in this prospectus or incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or will occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus, the documents incorporated by reference herein and the documents that we reference in this prospectus and have filed with the Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of our common stock in this offering, assuming all shares of common stock offered are sold, after deducting placement agent fees and other offering expenses payable by us and assuming full exercise of the pre-funded warrants and no exercise of the common stock purchase warrants being offered in this offering, will be approximately $6.3 million. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We currently expect to use the net proceeds from this offering, together with our existing funds, as follows:

•	approximately $0.2 million of the gross proceeds from the offering to be repaid pursuant to the repayment terms under the Lind Note in full satisfaction of the amount owed thereunder. The Lind Note matures on August 2, 2024 and bears no interest. The proceeds of the Lind Note have been used for general working capital;

•	the remaining proceeds to advance our development programs and for general corporate purposes, which may include the acquisition of companies or businesses, working capital, clinical trial expenditures and capital expenditures.

Our expected use of net proceeds from this offering represents our intentions based on our present plans and business conditions, which could change as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including our development timeline, costs associated with drug development, the impact of the COVID-19 pandemic, and any unforeseen cash needs and other factors described under “Risk Factors” in this prospectus and incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future.

CAPITALIZATION

The following unaudited table sets forth our cash and our capitalization at September 30, 2023:

•	on an actual basis; and
•	on an as adjusted basis to give effect to the issuance of an aggregate of 1,244,751 shares of common stock since September 30, 2023 as a result of the conversion of the Lind Note, sales under the Lincoln Park Purchase Agreement and settlement of restricted stock units; and
•	On an as adjusted pro forma basis, to give effect to the events identified in the paragraph immediately above, the sale and issuance by us of 5,384,615 shares of our common stock in this offering, assuming full exercise of the pre-funded warrants, no exercise of the common stock purchase warrants being offered in this offering, that no value is attributed to such common stock purchase warrants and that such common stock purchase warrants are classified as and accounted for as equity, at the public offering price of $1.30 per share and accompanying common stock purchase warrant, after deducting placement agent fees and other offering expenses payable by us and the application of the use of proceeds of this offering as set forth in “Use of Proceeds”.

You should read the following table together with our financial statements and the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated herein by reference.

	September 30, 2023
	Actual	As Adjusted	As Adjusted Pro Forma
	(unaudited)
Cash	$1,152,961	$1,152,961	$7,255,513
Note payable - fair value, current portion	$1,581,268	$81,114	$-
Note payable - fair value, less current portion	$-	$-	$-
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized: actual and as adjusted; no shares issued or outstanding actual or as adjusted.	-	-
Series X preferred shares, 500,000 shares authorized as of September 30, 2023; 45,567 shares issued and outstanding at September 30, 2023; 45,567 shares issued and outstanding as adjusted	$5	$5	5
Common stock, par value $0.0001; 200,000,000 shares authorized as of September 30, 2023; 1,073,815 shares issued and outstanding at September 30, 2023; 2,284,553 shares issued and outstanding as adjusted	$107	$231	770
Additional paid-in capital	45,572,237	48,322,663	54,611,173
Accumulated deficit	(46,109,268)	(47,359,664)	(47,465,048)
Total stockholders’ equity	(536,919)	$$963,235	$$7,146,901
Total capitalization	$(536,919)	$$963,235	$$7,146,901

(1) We will use approximately $0.2 million of the gross proceeds from the offering to make a repayment pursuant to the repayment terms of the Lind Note in full satisfaction of the amount owed thereunder.

(2) All share and per share information referenced in the above table has been retroactively adjusted to reflect the Reverse Stock Split.

The number of shares of common stock to be outstanding after the offering is based on 1,073,815 shares of common stock outstanding as of September 30, 2023, and excludes:

•	8,359 shares of our common stock issuable upon the exercise of the 2020 warrants to purchase shares of common stock at an exercise price equal to $51.00 per share;

•	51,056 shares of common stock issuable upon the conversion of our outstanding Series X Preferred Stock;

•	93,739 shares of our common stock reserved for issuance upon settlement of restricted stock units granted as of September 30, 2023 pursuant to the 2020 Plan, of which 8,162 have been issued since September 30, 2023;

•	101,863 shares of our common stock available for issuance under the 2020 Plan;

•	6,364 shares of our common stock issuable upon the exercise of the Underwriter Warrants to purchase shares of common stock at an exercise price of $116.96 per share;

•	11,841 shares of our common stock issuable upon exercise of the 2022 Warrants at an exercise price equal to $71.40 per share;

•	8,360 shares of our common stock issuable upon the exercise of the Representative’s Warrants (as defined below) issued in January and March 2023 to purchase shares of common stock at an exercise price equal to $51.00 per share and $59.50 per share, respectively;

•	up to $14,434,085 of shares of our common stock issuable to Lincoln Park from time to time under the Lincoln Park Purchase Agreement, of which 770,718 shares of our common stock have been registered for resale on the Lincoln Park Registration Statement;

•	up to 136,629 shares of common stock issuable to Lind upon the conversion or repayment of the Lind Note as of November 15, 2023, assuming a conversion price of $1.30, the public offering price for each share of common stock and accompanying common stock purchase warrant (see “Risk Factors – Risks Related to Our Common Stock - This offering will result in the adjustment of the exercise price of the Lind Warrants and the conversion price of the Lind Note”); and

•	47,059 shares of common stock issuable to Lind upon exercise of the Lind Warrant at an exercise price of $55.25 (see “Risk Factors – Risks Related to Our Common Stock - This offering will result in the adjustment of the exercise price of the Lind Warrants and the conversion price of the Lind Note”).

DILUTION

If you invest in our securities in this offering, your ownership interest may be diluted immediately depending on the difference between the public offering price per share of our common stock and accompanying warrant and the as adjusted net tangible book value per share of our common stock immediately after this offering (in each case, assuming full exercise of the pre-funded warrants sold in this offering, no exercise of the common stock purchase warrants being offered in this offering, that no value is attributed to such common stock purchase warrants and that such common stock purchase warrants are classified as and accounted for as equity).

Our net tangible book value represents total tangible assets less total liabilities divided by the number of shares of common stock outstanding on September 30, 2023. As of September 30, 2023, we had a historical net tangible book value of $(536,919), or $(0.50) per share of common stock.

After giving effect to the issuance of an aggregate of 1,244,751 shares of common stock since September 30, 2023 as a result of the conversion of the Lind Note, our as adjusted net tangible book value at September 30, 2023 would have been $963,235 or $0.42 per share of our common stock.

After giving effect to the events identified in the paragraph immediately above, the sale and issuance of 5,384,615 shares of common stock and/or pre-funded warrants and accompanying common stock purchase warrants in this offering at the public offering price of $1.30 per share and accompanying common stock purchase warrant, after deducting placement agent fees and other offering expenses payable by us, and the application of the use of proceeds of this offering as set forth in “Use of Proceeds,” our as adjusted pro forma net tangible book value at September 30 2023, would have been $7,146,901, or $0.93 per share of our common stock (assuming full exercise of the pre-funded warrants sold in this offering, no exercise of the common stock purchase warrants being offered in this offering, that no value is attributed to such common stock purchase warrants and that such common stock purchase warrants are classified as and accounted for as equity). This represents an immediate increase in net tangible book value of approximately $0.51 per share to our existing stockholders and an immediate dilution of $0.37 per share to new investors.

The dilutive or accretive effect per share to investors participating in this offering is determined by subtracting the as adjusted net tangible book value per share after this offering from the public offering price per share and accompanying common stock purchase warrant paid by investors participating in this offering. The following table illustrates this result on a per share basis:

Public offering price per share and accompanying common stock purchase warrant	$		1.30
Historical net tangible book value per share of common stock at September 30 2023		$(0.50)
As adjusted to net tangible book value per share of common stock			0.92
Adjusted net tangible book value per share of common stock at September 30, 2023			0.42
Pro forma as adjusted increase in net tangible book value per share of common stock attributable to this offering		$0.51
Pro forma as adjusted net tangible book value per share of common stock after this offering	$		0.93
Dilution in pro forma as adjusted net tangible book value per share of common stock to new investors in this offering	$		0..37

The table and discussion above are based on 1,073,815 shares of common stock outstanding at September 30, 2023, and exclude, as of that date, the following:

•	8,359 shares of our common stock issuable upon the exercise of the 2020 warrants to purchase shares of common stock at an exercise price equal to $51.00 per share;

•	51,056 shares of common stock issuable upon the conversion of our outstanding Series X Preferred Stock;

•	93,739 shares of our common stock reserved for issuance upon settlement of restricted stock units granted as of September 30 2023 pursuant to the 2020 Plan, of which 8,162 have been issued since September 30, 2023;

•	101,863 shares of our common stock available for issuance under the 2020 Plan;

•	6,364 shares of our common stock issuable upon the exercise of the Underwriter Warrants to purchase shares of common stock at an exercise price of $116.96 per share;

•	11,841 shares of our common stock issuable upon exercise of the 2022 Warrants at an exercise price equal to $71.40 per share;

•	8,360 shares of our common stock issuable upon the exercise of the Representative’s Warrants (as defined below) issued in January and March 2023 to purchase shares of common stock at an exercise price equal to $51.00 per share and $59.50 per share, respectively; and

•	up to $14,434,085 of shares of our common stock issuable to Lincoln Park from time to time under the Lincoln Park Purchase Agreement, of which 770,718 shares of our common stock have been registered for resale on the Lincoln Park Registration Statement;

•	up to 136,629 shares of common stock issuable to Lind upon the conversion or repayment of the Lind Note as of November 15, 2023, assuming a conversion price of $1.30, the public offering price for each share of common stock and accompanying common stock purchase warrant (see “Risk Factors – Risks Related to Our Common Stock - This offering will result in the adjustment of the exercise price of the Lind Warrants and the conversion price of the Lind Note”); and

•	47,059 shares of common stock issuable to Lind upon exercise of the Lind Warrant at an exercise price of $55.25 (see “Risk Factors – Risks Related to Our Common Stock – This offering will result in the adjustment of the exercise price of the Lind Warrants and the conversion price of the Lind Note”).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since April 6, 2023, the date of the proxy statement for our 2023 annual meeting of stockholders and any currently proposed transactions, to which we were or are to be a participant, in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

In August 2023, we entered into a consulting agreement (the “TardiMed Consulting Agreement”) with TardiMed Sciences, LLC (“TardiMed”). Zachary Rome, our former Chief Operating Officer and a member of our board of directors is a Partner at TardiMed, Michael Derby, our former Executive Chairman and a former member of our board of directors, is Managing Partner at TardiMed, and TardiMed is the beneficial owner of more than five percent of our common stock. Pursuant to the TardiMed Consulting Agreement, TardiMed will support our ongoing efforts with regard to (i) pre-clinical and clinical development of our lead program, PAX-101 intravenous suramin, (ii) registration with the FDA of PAX-101 intravenous suramin, (iii) business development activities, (iv) patent and other intellectual property filings and (v) other matters in which TardiMed can render valuable assistance. Pursuant to the TardiMed Consulting Agreement, we are obligated to pay TardiMed $220,000 in quarterly installments of $55,000 for the services provided. The TardiMed Consulting Agreement was negotiated at arm’s length and approved by the audit committee of our board of directors, with Michael Derby, our former director, recusing himself.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 2,237,304 shares of our common stock at a public offering price of $1.30 per share and accompanying common stock purchase warrant. We are also offering pre-funded warrants to purchase 3,147,311 shares of common stock to those purchasers whose purchase of shares of our common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stocks that would result in such excess ownership. Each share of our common stock or pre-funded warrant is being sold together with one common stock purchase warrant to purchase one share of common stock. The shares of our common stock and/or pre-funded warrants and related common stock purchase warrants will be issued separately. We are also registering the shares of our common stock issuable from time to time upon exercise of the pre-funded warrants and common stock purchase warrants offered hereby.

Authorized Capitalization

Our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) authorizes us to issue up to 210,000,000 shares of capital consisting of 200,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share. As of September 30, 2023, we had 1,073,815 shares of common stock, par value $0.0001 per share, issued and outstanding. In addition, as of September 30, 2023, we had 102,213 shares of our common stock reserved for issuance upon settlement of restricted stock units granted pursuant to the 2020 Plan.

Common Stock

The following is a summary of all material characteristics of our capital stock as set forth in our Certificate of Incorporation and bylaws, as amended and restated (the “Bylaws”). The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, each of which is incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of Delaware law.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Common Stock Purchase Warrants

The following summary of certain terms and provisions of the common stock purchase warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common stock purchase warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common stock purchase warrant for a complete description of the terms and conditions of the common stock purchase warrants.

Duration and Exercise Price.   Each common stock purchase warrant offered hereby will have an exercise price of $1.30 per share. The common stock purchase warrants will be immediately exercisable upon issuance and may be exercised until five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise of the common stock purchase warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common stock purchase warrants will be issued separately from the common stock or pre-funded warrants, respectively, and may be transferred separately immediately thereafter. The common stock purchase warrants will be issued in certificated form only.

Exercisability.   The common stock purchase warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s common stock purchase warrants to the extent that the holder would own more than 4.99% (or at the election of the holder prior to the issuance of any warrants, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common stock purchase warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common stock purchase warrants. The ownership limit may be decreased upon notice from the holder to us.

Cashless Exercise.   If, at the time a holder exercises its warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the common stock purchase warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common stock purchase warrant.

Fundamental Transactions.   In the event of a fundamental transaction, as described in the common stock purchase warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by 50% or more of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the common stock purchase warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the common stock purchase warrants have the right to require us or a successor entity to redeem the common stock purchase warrants for cash in the amount of the Black-Scholes Value (as defined in each common stock purchase warrant) of the unexercised portion of the common stock purchase warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the common stock purchase warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the common stock purchase warrants that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If holders of our common stock are not offered or paid any consideration in the fundamental transaction, holders of common stock will be deemed to have received common stock of our successor entity.

Transferability.   Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the common stock purchase warrant to us together with the appropriate instruments of transfer.

Fractional Shares.   No fractional shares of common stock will be issued upon the exercise of the common stock purchase warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market.   There is no established trading market for the common stock purchase warrants, and we do not expect such a market to develop. We do not intend to apply to list the common stock purchase warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common stock purchase warrants will be extremely limited.

No Rights as a Stockholder.   Except as otherwise provided in the common stock purchase warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of common stock purchase warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s common stock purchase warrants. The warrants will provide that the holders of the warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Amendments.   The common stock purchase warrants may be modified or amended with the written consent of the holder of such common stock purchase warrant and us.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants offered hereby in lieu of shares of common stock is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price.   Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time. There is no expiration date for the pre-funded warrants. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability.   The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s pre-funded warrants to the extent that the holder would own more than 4.99% (or at the election of the holder prior to the issuance of any warrants, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. The ownership limit may be decreased upon notice from the holder to us. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares of common stock, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price of such pre-funded warrant or round up to the next whole share.

Cashless Exercise.   In lieu of making the cash payment of the aggregate exercise price otherwise contemplated to be made to us upon such exercise, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fundamental Transaction.   In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Transferability.   Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

No Exchange Listing.   There is no established trading market for the warrants, and we do not expect such a market to develop. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be extremely limited.

No Rights as a Stockholder.   Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that the holders of the pre-funded warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Amendments.   The pre-funded warrants may be modified or amended with the written consent of the holder of such pre-funded warrant and us.

Placement Agent Warrants

We have also agreed to issue to the placement agent (or its designees) placement agent warrants to purchase up to 215,385 shares of common stock. The placement agent warrants will be exercisable immediately upon issuance and will have substantially the same terms as the common stock purchase warrants described above, except that the placement agent warrants will have an exercise price of $1.625 per share (representing 125% of the offering price per share and accompanying warrant) and a termination date that will be five years from the commencement of the sales pursuant to this offering. See “Plan of Distribution” below.

MATERIAL United States federal income tax consequences

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock, pre-funded warrants, and common stock purchase warrants acquired in this offering. Our common stock, pre-funded warrants, and common stock purchase warrants are referred to collectively herein as our “securities.” This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service (“IRS”) with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our securities, or that any such contrary position would not be sustained by a court.

We assume in this discussion that our securities will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of United States federal income taxes, does not discuss the potential application of the Medicare contribution tax, the special accounting rules in Section 451(b) of the Code or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address special tax rules applicable to particular holders, such as:

•	persons who acquired our securities as compensation for services;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons that own, or are deemed to own, more than 5% of our securities (except to the extent specifically set forth below);
•	persons for whom our shares of common stock or common stock purchase warrants constitute “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;
•	persons deemed to sell our securities under the constructive sale provisions of the Code;
•	financial institutions;
•	brokers or dealers in securities;
•	tax-exempt organizations or tax-qualified retirement plans;
•	pension plans;
•	regulated investment companies or real estate investment trusts;
•	owners that hold our securities as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
•	insurance companies;
•	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid United States federal income tax;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
•	certain U.S. expatriates, former citizens, or long-term residents of the United States.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our securities, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of our securities, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Allocation of Purchase Price

The purchase price for each share of common stock (or, in lieu of common stock, each pre-funded warrant) and accompanying common stock purchase warrant will be allocated between each share of common stock (or, in lieu of common stock, each pre-funded warrant) and accompanying common stock purchase warrant in proportion to their relative fair market values at the time these securities are purchased by the holder. This allocation will establish a holder’s initial tax basis for U.S. federal income tax purposes in its share of common stock (or, in lieu of common stock, each pre-funded warrant) and common stock purchase warrant. We will not be providing holders with such allocation, and it is possible that different holders will reach different determinations regarding such allocation. A holder’s allocation of purchase price between each share of common stock (or, in lieu of common stock, each pre-funded warrant) and the accompanying common stock purchase warrant is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the common stock (or, in lieu of common stock, each pre-funded warrant) and the accompanying common stock purchase warrants.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.0001 per share. This characterization is not binding on the IRS, and each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). If a pre-funded warrant is not treated as common stock for U.S. federal income tax purposes and is instead treated as an option to acquire common stock, then the U.S. federal income tax treatment of pre-funded warrants generally should be the same as the treatment of the common stock purchase warrants as described below and the holding period of common stock acquired upon exercise of pre-funded warrants would not include the period during which the pre-funded warrants were held. The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, a “U.S. holder” means a beneficial owner of our securities that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of securities that is not a U.S. holder or a partnership for U.S. federal income tax purposes.

Distributions

We currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled —U.S. Holders—Disposition of Our Securities.” Dividends paid by us will generally be eligible for the reduced rates of tax for qualified dividend income allowed to individual U.S. holders and for the dividends received deduction allowed to corporate U.S. holders, in each case assuming that certain holding period and other requirements are satisfied.

Certain Adjustments to Pre-Funded Warrants and Common Stock Purchase Warrants

The number of shares of common stock issued upon the exercise of the pre-funded warrants or common stock purchase warrants and the exercise price of pre-funded warrants or common stock purchase warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of pre-funded warrants or common stock purchase warrants generally will not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. holder of pre-funded warrants or common stock purchase warrants may be deemed to have received a constructive distribution from us, even though such U.S. holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “—U.S. Holders—Distributions.”

Disposition of Our Securities

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under “—U.S. Holders—Distributions”) of our common stock, pre-funded warrants, or common stock purchase warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock, pre-funded warrants, or common stock purchase warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the common stock, pre-funded warrants or common stock purchase warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a disposition of our common stock, pre-funded warrants, or common stock purchase warrants should consult their own tax advisors regarding the tax treatment of such losses.

Exercise of Common Stock Purchase Warrants

A U.S. holder generally will not recognize gain or loss on the exercise of a common stock purchase warrant and the related receipt of common stock, except to the extent that cash is received in lieu of a fractional share of our common stock. A U.S. holder’s initial tax basis in the common stock received on exercise of a common stock purchase warrant will be equal to the sum of (a) such U.S. holder’s tax basis in the common stock purchase warrant plus (b) the exercise price paid by such U.S. holder on the exercise of such common stock purchase warrant. A U.S. holder’s holding period in the common stock received on exercise of a common stock purchase warrant generally should begin on the day after the date that such common stock purchase warrant is exercised by such U.S. holder.

In certain circumstances, the common stock purchase warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a common stock purchase warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a common stock purchase warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock.

As noted above, this discussion assumes that pre-funded warrants should be treated as common stock for federal income tax purposes. If that assumption is incorrect, then the exercise of a pre-funded warrant should generally have the tax consequences described above in connection with an exercise of common stock purchase warrants for common stock. However, other characterizations are possible, and no assurances can be made regarding the tax consequences of that exercise.

Lapse of Common Stock Purchase Warrants

Upon the lapse or expiration of a common stock purchase warrant, a U.S. holder generally will recognize a loss in an amount equal to such U.S. holder’s tax basis in the common stock purchase warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the common stock purchase warrant is held for more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock, pre-funded warrants, and common stock purchase warrants paid by us to a U.S. holder and to the proceeds of a sale or other disposition of common stock, pre-funded warrants, and common stock purchase warrants unless such U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

Distributions

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Non U.S. Holders—Gain on Disposition of our Securities”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Certain Adjustments to Pre-Funded Warrants or Common Stock Purchase Warrants

As described under “—U.S. Holders—Certain Adjustments to Pre-Funded Warrants or Common Stock Purchase Warrants,” an adjustment to the pre-funded warrants or common stock purchase warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “—Non-U.S. Holders—Distributions” above. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the pre-funded warrants or common stock purchase warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the pre-funded warrants. Under those regulations, an implicit or explicit payment under the pre-funded warrants that references a dividend distribution on our common stock would possibly be taxable to a non-U.S. holder as described under “—Non-U.S. Holders—Distributions” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and the Company may satisfy any withholding obligations it has in respect of the pre-funded warrants by withholding from other amounts due to the non-U.S. holder. Non-U.S. holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the pre-funded warrants.

Gain on Disposition of our Securities

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our securities generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% tax on the gain derived from the sale or other disposition (which may be modified by an applicable income tax treaty), which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Exercise and Expiration of Warrants

In general, a non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of pre-funded warrants or common stock purchase warrants, however, to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the discussion below under “—Non-U.S. Holders—Gain on Disposition of our Securities”.

The expiration of a common stock purchase warrant will be treated as if the non-U.S. Holder sold or exchanged the common stock purchase warrant and recognized a capital loss equal to the non-U.S. holder’s tax basis in the common stock purchase warrant. However, a non-U.S. holder will not be able to utilize a loss recognized upon expiration of a common stock purchase warrant against the non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the non-U.S. holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions are required to be filed with the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Non-U.S. Holders—Distributions,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

PLAN OF DISTRIBUTION

We have engaged  H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock, pre-funded warrants and common stock purchase warrants offered by this prospectus. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of common stock, pre-funded warrants and common stock purchase warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Purchasers that enter into securities purchase agreements will be able to enforce the following covenants uniquely available to them under the securities purchase agreement, including but not limited to: (i) a covenant to not enter into variable rate financings for a period of 180 days following the closing of the offering; and (ii) a covenant to not enter into any equity financings for 60 days days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include, but are not limited to:

•	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and
•	covenants regarding matters such as registration of warrant shares, no integration with other offerings, no shareholder rights plans, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 60 days.

Delivery of the shares of common stock, pre-funded warrants and common stock purchase warrants offered hereby is expected to occur on or about November 22, 2023, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus.

	Per Share and common stock purchase warrant	Per Pre-Funded Warrant and common stock purchase warrant	Total
Public offering price	$1.3000	$1.2999	$6,999,999.50
Placement agent fees	$0.0845	$0.0845	$454,999.97
Proceeds before expenses to us	$1.2155	$1.2154	$6,544,999.53

We have agreed to pay the placement agent an aggregate fee equal to up to 6.5% of the gross proceeds received in the offering. In addition, we have agreed to reimburse the placement agent for non-accountable fees and expenses of $50,000, its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000 and clearing expenses of $15,950.

We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent’s cash fee and expenses payable by us, will be approximately $90,000. After deducting the fees and reimbursable expenses due to the placement agent and our estimated expenses in connection with this offering, assuming we sell all of the shares and accompanying warrants offered hereby, we expect the net proceeds from this offering will be approximately $6.3 million.

Placement Agent Warrants

We have agreed to issue to the placement agent and its designees warrants to purchase that number of shares of our common stock up to 4.0% of the aggregate number of shares of common stock (including the shares of common stock issuable upon the exercise of the pre-funded warrants) issued in this offering. The placement agent warrants have an exercise price of $1.625 per share (or 125% of the combined public offering price per share of common stock and common stock purchase warrants) and will terminate on the five-year anniversary of commencement of sales in this offering. The placement agent warrants and the shares of common underlying the placement agent warrants are registered on the registration statement of which this prospectus is a part. The form of the placement agent warrant is included as an exhibit to this registration statement of which this prospectus forms a part.

Right of First Refusal

Subject to consummation of the offering, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the sole book-runner, manager, underwriter, placement agent or agent, as applicable, if we decide to finance or refinance any indebtedness or to raise capital through a public offering (including an at-the-market facility) or private placement or any other capital-raising financing of equity, equity-linked or debt securities, subject to certain exceptions, at any time prior to the six (6) months following the consummation of this offering.

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted by the placement agent or who was introduced to us during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction of any kind during the 6-month period following expiration or termination of our engagement of the placement agent.

Lock-up Agreements

We and each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of 90 days, for each of our officers and directors and 60 days, for us, following the date of this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, for a period of 180 days following the closing date of this offering, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price. The placement agent may waive this prohibition in its sole discretion and without notice.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities in connection with the offering of securities offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Listing and Transfer Agent

Our common stock is listed on Nasdaq under the symbol “PXMD.” The transfer agent of our common stock is Computershare Trust N.A. There is no established public trading market for the common stock purchase warrants or pre-funded warrants, and we do not plan on making an application to list the common stock purchase warrants or pre-funded warrants on Nasdaq, any national securities exchange or other nationally recognized trading system. We will act as the registrar and transfer agent for the common stock purchase warrants and the pre-funded warrants.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as the placement agent, and should not be relied upon by investors.

LEGAL MATTERS

Dechert LLP will pass upon the validity of the shares of common stock offered by this prospectus. Ellenoff Grossman & Schole LLP is counsel for the placement agent in connection with this offering.

EXPERTS

Our balance sheets as of December 31, 2022 and 2021, the related statements of operations, and the statements of stockholders’ deficit and cash flows for the years ended December 31, 2022 and December 31, 2021 have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is included herein. Such financial statements have been incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2022 in reliance upon the report of such firm, which includes an explanatory paragraph relating to our ability to continue as a going concern, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement or the exhibits, schedules and amendments to the registration statement. For further information with respect to us and the securities offered hereby, we refer you to the registration statement, the documents incorporated by reference into the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus or in documents incorporated by reference into this prospectus as to the contents of any contract or any other document referred to are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or other document that has been filed. Each statement in this prospectus relating to a contract or other document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at www.sec.gov and on our website at www.paxmedica.com/investors. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. You may inspect a copy of the registration statement through the Commission’s website, as provided herein.

Incorporation by Reference

The Commission’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the Commission:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 30, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the Commission on May 15, 2023, August 9, 2023 and November 16, 2023, respectively;

•	Our Current Reports on Form 8-K filed with the Commission on January 6, 2023, February 7, 2023, February 15, 2023, April 28, 2023, June 2, 2023, June 8, 2023, June 16, 2023, July 6, 2023, July 24, 2023, August 4, 2023, August 16, 2023, August 17, 2023, September 6, 2023, September 27, 2023, October 30, 2023 and November 15, 2023;

•	The portions of our Proxy Statement on Schedule 14A for the 2023 Annual Meeting, filed with the Commission on April 6, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 30, 2023; and

•	The description of our common stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-41475), filed with the Commission on August 10, 2022, including any amendment or report filed for the purpose of updating such description, as updated by Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 30, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the Commission, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

PaxMedica, Inc.

Attn: Chief Financial Officer

303 South Broadway, Suite 125

Tarrytown, NY 10591

(914) 987-2876

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

2,237,304 Shares of Common Stock

5,384,615 Warrants to Purchase Shares of Common Stock

3,147,311 Pre-Funded Warrants to Purchase Shares of Common Stock

Placement Agent Warrants to Purchase 215,385 Shares of Common Stock

8,747,311 Shares of Common Stock Underlying the Warrants,

Pre-Funded Warrants and Placement Agent Warrants

H.C. Wainwright & Co.

PROSPECTUS

November 20, 2023